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Exhibit 13

Annual Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the annual report of Masisa S.A. (the “Company”) on Form 20-F for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: June 30, 2006

/s/ ENRIQUE CIBIÉ B.

Name:	Enrique Cibié B.
Title:	Chief Executive Officer

/s/ ALEJANDRO DROSTE B.

Name:	Alejandro Droste B.
Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.